UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2005

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On March 10, 2005, salesforce.com, inc. (the “Company”) entered into the Fifth Amendment to Office Lease by and between the Company and TMG/One Market, L.P. (the “Fifth Amendment”), which amends the Office Lease, dated June 23, 2000, between the parties for office space at the Company’s headquarters located in The Landmark@One Market in San Francisco, California (the “Building”).

Upon the occurrence of certain conditions, the Fifth Amendment shall, among other things, incorporate the space in the Building the Company currently subleases from Vignette Corporation (“Vignette”) pursuant to the Sublease Agreement with Vignette dated August 5, 2003, eliminate certain space in the Building abandoned by the Company in December 2001 and provide the Company certain expansion rights in the Building.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2005	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel